UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2024
VERANO HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)

British Columbia	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
224 W Hill Street, Suite 400,
Chicago, Illinois 60610
(Address of Principal Executive Offices) (Zip Code)
(312) 265-0730
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On March 21, 2024, the Compensation Committee (the “Committee”) of the Board of Directors of Verano Holdings Corp. (the “Company”) approved a long-term cash incentive plan (the “Cash Incentive Plan”). The purpose of the Cash Incentive Plan is to motivate and reward eligible employees by providing a portion of their compensation subject to long-term vesting and encourage retention.

Any award under the Cash Incentive Plan to a participant is expressed as a percentage of such participant’s base salary. The percentage is determined by bands of salary levels. Employees who are considered for participation in the Cash Incentive Plan are the salaried employees of the Company and its subsidiaries. It is expected that awards under the Cash Incentive Plan will be awarded in lieu of or as a reduction to equity awards granted under the Company’s long-term equity incentive plan. The Company and the Committee believe this will continue to align the participants with the long-term goals of the Company while reducing administrative burden, alleviating stock price pressure from equity incentives and reducing the dilutive effect of any equity award issuances.

It is expected that awards under the Cash Incentive Plan will be time vested requiring the participant’s continued employment with the Company. If a participant’s employment is terminated prior to the vesting of any portion of his or her respective cash award, it is expected that the unvested portion will be forfeited.

The Cash Incentive Plan will be administered by the Committee, and to the extent permitted by law and the rules and regulations of any applicable securities regulators or securities exchange, the Committee may delegate all or part of its authority and powers under the Cash Incentive Plan to one or more directors or officers of the Company. The Board retains the right to modify, amend or terminate the Cash Incentive Plan at any time.

The description of the Cash Incentive Plan is not complete and is qualified in its entirety by reference to the full text of the Cash Incentive Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. In addition, a copy of the form cash award agreement under the Cash Incentive Plan is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1        Cash Incentive Plan
10.2        Form of Cash Award Agreement
104         Cover Page Interactive Data File (embedded within the inline XRBL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: March 26, 2024

By:	/s/ Brett Summerer
Name:	Brett Summerer
Title:	Chief Financial Officer